EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002 relating to the consolidated financial statements of RAE Systems Inc. appearing in the Company’s Definitive Proxy Statement on Schedule 14A as filed on March 15, 2002.

/s/    BDO Seidman LLP

BDO Seidman, LLP
San Jose, California

May 20, 2002